As filed with the Securities and Exchange Commission on July 31, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LA JOLLA PHARMACEUTICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0361285 (I.R.S. Employer Identification Number)
6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Deirdre Y. Gillespie
La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
with copies to:
Mitchell S. Bloom, Esq.
Ryan A. Murr, Esq.
Goodwin Procter LLP
4365 Executive Drive
San Diego, California 92121
(858) 202-2700; Facsimile: (858) 457-1255
     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Securities	Aggregate	Amount of
to be Registered (1)(2)(3)	Offering Price (4)(5)(6)	Registration Fee
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Total	$77,000,000	$2,364

(1)	This registration statement also covers (i) preferred stock and common stock that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder. Each share of common stock registered hereunder includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between the registrant and American Stock Transfer & Trust Company, as Rights Agent, as amended.

(2)	An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $77,000,000 or the equivalent thereof in one or more currencies.

(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(4)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended and exclusive of accrued interest, if any.

(5)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(6)	Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 31, 2007
The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
$77,000,000
Common Stock
Preferred Stock
Warrants
     This prospectus relates to common stock, preferred stock and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $77,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
     Our common stock is traded on The NASDAQ Global Market under the symbol “LJPC.” On July 30, 2007, the closing price for our common stock, as reported on The NASDAQ Global Market, was $3.91 per share. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or The NASDAQ Global Market of the securities covered by such prospectus supplement.
     These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
     Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus. We may include updated or additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is August      , 2007.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $77,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.
     Unless the context otherwise requires, in this prospectus, “LJPC,” “the Company,” “we,” “us,” “our” and similar names refer to La Jolla Pharmaceutical Company and its subsidiary.
ABOUT LA JOLLA PHARMACEUTICAL COMPANY
     We are a biopharmaceutical company focused on developing innovative pharmaceutical products to improve human health by addressing unmet medical needs. Our lead product candidate, Riquent, is designed to treat lupus renal disease by preventing or delaying renal flares. Riquent is currently in a Phase 3 clinical trial under a Special Protocol Assessment and has been granted Fast Track designation by the FDA.
     Lupus renal disease is a chronic illness that can lead to irreversible renal damage, renal failure and the need for dialysis, and is a leading cause of death in lupus patients. Lupus is an antibody-mediated disease caused by autoantibodies, of which antibodies to double-stranded DNA, or dsDNA, are an important subgroup. Riquent is designed to prevent or delay renal flares by lowering the levels of circulating antibodies to dsDNA, which are believed to cause lupus renal disease. Current treatments for this autoimmune disorder often address only symptoms of the disease, or nonspecifically suppress the normal operation of the immune system, which can result in severe, negative side effects and hospitalization. We believe that Riquent has the potential to treat lupus renal disease without these severe, negative side effects. The Lupus Foundation estimates that there are approximately one million lupus patients in the United States. We believe that 30% to 50% of these lupus patients have renal disease.
     We have also developed novel, orally-active, small-molecule SSAO inhibitors for the treatment of autoimmune diseases and acute and chronic inflammatory disorders. Preclinical studies have shown that these inhibitors reduce disease activity in animal models of multiple sclerosis, rheumatoid arthritis, inflammatory bowel disease, stroke, systemic inflammation and acute inflammation.
CORPORATE INFORMATION
     We were incorporated in the State of Delaware in 1989. Our principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, California 92121 and our telephone number is (858) 452-6600. Our website is located at www.ljpc.com. We make available on our website, free of charge, a link to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as practicable after we electronically file such material with the Securities and Exchange Commission, or SEC. The information contained on our website is not part of this prospectus.

RISK FACTORS
     Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in La Jolla Pharmaceutical Company and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
DESCRIPTION OF CAPITAL STOCK
     On the date of this prospectus, our authorized capital stock consists of 225,000,000 shares of common stock, $0.01 par value per share, and 8,000,000 shares of preferred stock, $0.01 par value per share. The following is a description of our capital stock. The following summary of our amended and restated certificate of incorporation, amended and restated bylaws, and rights plan does not describe the certificate, the bylaws, or the rights plan entirely. We urge you to read our certificate, bylaws, and rights plan which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation by Reference” on page 7.
     Common Stock
     As further described in our other filings with the SEC and our certificate, bylaws, and rights plan, the holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Holders of our common stock are entitled to receive, when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized. In the event of our liquidation, dissolution or winding up, after all liabilities and the holders of each series of preferred stock, if any, have been paid in full, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution. American Stock Transfer & Trust Company is the Transfer Agent and Registrar for the shares of our common stock.
     Each outstanding share of our common stock is accompanied by a right to purchase our preferred stock, our common stock or the common stock of a successor company pursuant to the terms of a rights agreement. Please refer to the discussion entitled “La Jolla Pharmaceutical Company Rights Plan” below.
      Preferred Stock
     Our board of directors has the authority, without further action by stockholders, to issue up to 8,000,000 shares of preferred stock in one or more series and to fix the powers, designations, rights, preferences, privileges, qualifications, and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. Our board of directors, without further stockholder approval, can issue preferred stock with voting, conversion, and other rights that could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change in control of La Jolla Pharmaceutical Company, may discourage bids for our common stock at a premium over the market price of the common stock, and may adversely affect the market price of our common stock. As of the date of this prospectus, there are no shares of our preferred stock outstanding. If we offer any shares of preferred stock under this prospectus, the specific rights, preferences and privileges of that series of preferred stock will be described in the prospectus supplement for that offering.
     We have filed a certificate of designation with the Secretary of State of the State of Delaware, which designates 100,000 shares of preferred stock as Series A Junior Participating Preferred Stock in connection with our stockholder rights plan, as described below. We refer to our Series A Junior Participating Preferred Stock as our Series A Preferred Shares. Except to the extent that a right to purchase our Series A Preferred Shares accompanies each share of our common stock, no shares of our Series A Junior Participating Preferred Stock are covered by this prospectus.
      La Jolla Pharmaceutical Company Rights Plan
     On November 19, 1998, our board of directors authorized and declared a dividend of one right for each share of our common stock. On December 3, 1998, we entered into a rights agreement with American Stock Transfer & Trust Company, as rights agent, and filed a Certificate of Designation with the State of Delaware regarding our Series A Preferred Shares. The Company paid the rights dividend to the holders of record of common stock as of the close of business on December 18, 1998. Common stock certificates issued after December 18, 1998, and prior to the Distribution Date (as defined in the rights agreement), contain a notation incorporating the rights agreement by reference. The rights agreement was subsequently amended to eliminate the concept of “continuing directors” in response to a clarification of Delaware law and to permit certain stockholders to acquire more than 15% of our outstanding common stock without triggering the rights agreement by amending the definition of an “acquiring person.” Currently, there are no separate rights certificates. Each right is attached to each share of our common stock and trades automatically with the common stock. Rights will not be separable from common stock or exercisable, unless specified events described in the rights agreement occur. Upon the occurrence of the events described in the rights agreement, the rights will separate from the common stock and may thereafter become exercisable to purchase additional securities.
DESCRIPTION OF WARRANTS
     We may issue securities warrants for the purchase of preferred stock or common stock. Securities warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the applicable prospectus supplement and the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.
     The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.
     The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
     Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.
     Each securities warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.
     After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.
     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
     Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
USE OF PROCEEDS
     Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, which may include funding clinical trials, research and development, regulatory activities and product marketing, including acquisitions of companies, products, intellectual property or other technology, repayment or refinancing of existing indebtedness, investments, capital expenditures, repurchase of our capital stock and for any other purposes that we may specify in any prospectus supplement. We may also invest the net proceeds temporarily in short-term or marketable securities until we use them for their stated purpose.
PLAN OF DISTRIBUTION
     The securities that may be offered pursuant to this prospectus and any prospectus supplement may be offered by us to one or more underwriters for public offering and sale by them, to investors directly (through a specific bidding or auction process, or otherwise) or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the applicable prospectus supplement. Sales of such securities may be effected from time to time in one or more types of transactions, which may include block transactions, on the

NASDAQ Global Market or other securities exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the securities, through short sales of the securities, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.
     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
     In connection with the sale of the securities, we may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities. Underwriters may also receive compensation from us in the form of underwriting discounts, concessions or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers who may receive compensation from the underwriters in the form of discounts, concessions or commissions or commissions from the purchasers for whom they may act as agents.
     If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.
     Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of such securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will be discontinued without notice.
     Direct sales of securities may be made on a national securities exchange or otherwise.
     Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, dealers, agents and remarketing firms described below may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. The terms of any indemnification provisions will be set forth in a prospectus supplement.
     Certain of the underwriters, dealers, agents and remarketing firms and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.
     We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
     Under the securities laws of some states, the securities offered by the prospectus may be sold in those states only through registered or licensed brokers or dealers.
     It is possible that one or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.
     If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices, which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
     The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities marketed by them.
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain purchasers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delivery contracts providing for payment and delivery on a future date.
     Each series of securities will be a new issue of securities and will have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation on any other trading or quotation system.
LEGAL MATTERS
     The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, San Diego, California. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION BY REFERENCE
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You may also obtain copies from the SEC’s public reference room by mail at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Information about La Jolla Pharmaceutical Company is also available to the public from our website at http://www.ljpc.com.
     The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

•	Our Current Reports on Form 8-K filed with the SEC on February 1, 2007, February 9, 2007, March 8, 2007, March 20, 2007, March 30, 2007, April 27, 2007 (excluding the matters in Item 7.01 and Exhibit 99.1, therein, which are not incorporated by reference into this Registration Statement), and May 10, 2007 (excluding the matters in Item 7.01 and Exhibit 99.1, therein, which are not incorporated by reference into this Registration Statement).

•	The description of our capital stock contained in our Registration Statements on Form 8-A, filed on June 2, 1994 and on December 4, 1998, and the post-effective amendments thereto, filed on January 26, 2001, December 12, 2005 and March 1, 2006.
     Each person to whom a copy of this prospectus is delivered may request a copy of any or all of the information incorporated by reference in this prospectus, including the exhibits to any filings incorporated by reference herein, at no cost by writing or telephoning us at the following address or telephone number:
Corporate Secretary
La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
     You should rely only on the information contained in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS
     We have made forward-looking statements in this prospectus that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.
     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statements. The forward-looking statements made in this prospectus, as well as the information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. These forward-looking statements appear in a number of places in this prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations and those of our directors or our officers. You should understand that a number of factors could cause our results to differ materially from those expressed in the forward-looking statements. The information incorporated by reference or provided in this prospectus identifies important factors that could cause such differences. Those factors include, among others, the high cost and uncertainty of technology and drug development, as well as regulatory approvals, which can result in loss of profitability and long delays in getting products to market, and other factors discussed in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the costs and expenses payable by us in connection with the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC Registration Fee	$2,364
NASDAQ Global Market Listing Fee	*45,000
Printing Expenses	*25,000
Accounting Fees and Expenses	*10,000
Legal Fees and Expenses	*50,000
Miscellaneous	—

TOTAL	$132,364

*	Estimated pursuant to Item 511 of Regulation S-K

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
     La Jolla Pharmaceutical Company is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and that the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
     As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of La Jolla Pharmaceutical Company, and whether civil, criminal, administrative, investigative or otherwise.
     As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct, knowingly violating the law, paying an illegal dividend, approving an illegal stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Our bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

     We also have entered into indemnity agreements with each of our directors and executive officers. These indemnity agreements generally require that we pay on behalf of each director and officer party thereto all amounts that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission which he or she commits or suffers while acting in his or her capacity as our director and/or officer and because of his or her being a director and/or officer. Under the DGCL, absent an indemnity agreement or a provision in a corporation’s bylaws or certificate of incorporation, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). In addition, if indemnification is unavailable and may not be paid to an officer or director, we have agreed, subject to a limited number of exceptions, to contribute to the amount of expenses incurred or payable by the officer or director, to the extent allowed by applicable law, in such proportion as is appropriate to reflect the relative benefits received by us, on the one hand, and by the officer or director, on the other, from the transaction from which the proceeding arose and the relative faults of the parties, as well as any other applicable equitable considerations.
     Consistent with our bylaw provision on the subject, the indemnity agreements require us to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expenses and provided further that such advance shall not be made if it is determined that the director or officer would not be permitted to be indemnified under applicable law. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary. Under the DGCL, absent an indemnity agreement or a provision in a corporation’s bylaws or certificate of incorporation, the advancement of expenses is discretionary. Under the indemnity agreement, the director or officer is permitted to petition the court to seek recovery of amounts due under the indemnity agreement and to recover the expenses of seeking such recovery if he or she is successful. The benefits of the indemnity agreement will not be available to the extent that an officer or director has other indemnification or insurance coverage for the subject claim. In addition, no indemnity will be paid by us: with respect to remuneration paid to an officer or director if it is determined by a final judgment that such remuneration was in violation of law; on account of any suit or judgment rendered against an officer or director for violating Section 16(b) of the Securities Exchange Act of 1934, or analogous provisions of law; if an officer’s or director’s conduct is adjudged to be fraudulent or deliberately dishonest, or constitutes willful misconduct; or if it is adjudged that indemnification is not lawful. Absent the indemnity agreement, indemnification that might be made available to directors and officers could be changed by amendments to our certificate of incorporation or bylaws.
     We currently maintain an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer.
ITEM 16. EXHIBITS

Exhibit
No.	Description
1.1**	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of La Jolla Pharmaceutical Company, as amended to date. (filed with the Company’s Current Report on Form 8-K filed March 1, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of La Jolla Pharmaceutical Company (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference).

4.1**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate).

4.2**	Form of Preferred Stock Warrant Agreement (together with form of Preferred Stock Warrant Certificate).

4.3**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).

4.4	Form of Common Stock Certificate (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (Registration No. 333-131246) filed January 24, 2006 and incorporated herein by reference).

4.5	Rights Agreement dated as of December 3, 1998 between the Company and American Stock Transfer & Trust Company (filed with the Company’s Registration Statement on Form 8-A on December 4, 1998 and incorporated herein by reference).

4.6	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company (filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference).

Exhibit
No.	Description
4.7	Amendment No. 1 to the Rights Agreement, effective as of July 21, 2000, between the Company and American Stock Transfer & Trust Company (filed with the Company’s Current Report on Form 8-K on January 26, 2001 and incorporated herein by reference. The changes effected by the amendment are also reflected in the Registration Statement on Form 8-A/A filed on January 26, 2001).

4.8	Amendment No. 2 to the Rights Agreement, effective as of December 14, 2005, between the Company and American Stock Transfer & Trust Company (filed with the Company’s Current Report on Form 8-K on December 16, 2005 and incorporated herein by reference. The changes effected by the amendment are also reflected in the Registration Statement on Form 8-A/A filed on December 16, 2005).

4.9	Amendment No. 3 to the Rights Agreement, effective as of March 1, 2006, between the Company and American Stock Transfer & Trust Company (filed with the Company’s Current Report on Form 8-K filed March 1, 2006 and incorporated herein by reference).

5.1*	Legal Opinion of Goodwin Procter LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

*	Filed herewith.

**	To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.
ITEM 17. UNDERTAKINGS
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby further undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) of this paragraph (1) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
     (8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 31st day of July, 2007.

LA JOLLA PHARMACEUTICAL COMPANY
By:	/s/ Deirdre Y. Gillespie
Deirdre Y. Gillespie, M.D.
President, Chief Executive Officer and Assistant Secretary

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Deirdre Y. Gillespie, Niv E. Caviar and Gail A. Sloan his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Deirdre Y. Gillespie Deirdre Y. Gillespie, M.D.	President, Chief Executive Officer and Assistant Secretary (Principal Executive Officer)	July 31, 2007

/s/ Niv E. Caviar Niv E. Caviar	Executive Vice President, Chief Business Officer and Chief Financial Officer (Principal Financial Officer)	July 31, 2007

/s/ Gail A. Sloan Gail A. Sloan	Vice President of Finance and Secretary (Principal Accounting Officer)	July 31, 2007

/s/ Thomas H. Adams Thomas H. Adams, Ph.D.	Director	July 31, 2007

/s/ Robert A. Fildes Robert A. Fildes, Ph.D.	Director	July 31, 2007

/s/ Stephen M. Martin Stephen M. Martin	Director	July 31, 2007

/s/ Nader J. Naini Nader J. Naini	Director	July 31, 2007

/s/ Craig R. Smith Craig R. Smith, M.D.	Director	July 31, 2007

/s/ Martin Sutter Martin Sutter	Director	July 31, 2007

/s/ James N. Topper James N. Topper, M.D., Ph.D.	Director	July 31, 2007

/s/ Frank E. Young Frank E. Young, M.D., Ph.D.	Director	July 31, 2007

EXHIBIT INDEX

Exhibit
No.	Description
1.1**	Form of Underwriting Agreement.

4.1**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate).

4.2**	Form of Preferred Stock Warrant Agreement (together with form of Preferred Stock Warrant Certificate).

4.3**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).

5.1*	Legal Opinion of Goodwin Procter LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

*	Filed herewith.

**	To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.